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                                    EXHIBIT 5

                JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

               The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: April 2, 2001
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                                            /s/ Kenneth Gavranovic
                                           ------------------------------------
                                           By:  Kenneth Gavranovic


                                           CREST PARTNERS II, L.L.C.


                                           By: /s/ Gregg A. Mockenhaupt
                                              ---------------------------------
                                           Name:  Gregg A. Mockenhaupt
                                           Its:  Managing Director

                                           BV PARTNERS III, LLC


                                           By: /s/ Andrew Jones
                                              ---------------------------------
                                           Name:  Andrew Jones
                                           Its:  Managing Member


                                           BANCBOSTON VENTURES, INC.


                                           By: /s/ M. Scott McCormack
                                              ---------------------------------
                                           Name: M. Scott McCormack
                                                -------------------------------
                                           Its: Vice President
                                               --------------------------------